UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2004

APOGENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11091	22-2849508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Penhallow Street Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)

(603) 433-6131

Registrant’s telephone number, including area code

Item 5. Other Items

On May 28, 2004, Apogent Technologies Inc. (“Apogent”) and Fisher Scientific International Inc. (“Fisher”) issued a joint press release announcing the commencement of exchange offers that relate to an aggregate of $645 million of Apogent’s existing debt securities in connection with the proposed merger of Apogent and Fisher. The press release is attached as Exhibit 99.1.

On May 28, 2004, Apogent also issued a press release announcing the commencement of a tender offer and consent solicitation for all of its $250 million principal amount of 6 1/2 percent senior subordinated notes due 2013. The press release is attached as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release dated May 28, 2004, announcing the commencement of exchange offers that relate to an aggregate of $645 million of Apogent’s existing debt securities in connection with the proposed merger of Apogent and Fisher.

99.2	Press release dated May 28, 2004, announcing the commencement of a tender offer and consent solicitation for all of Apogent’s $250 million principal amount of 6 1/2 percent senior subordinated notes due 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGENT TECHNOLOGIES INC.
(Registrant)

Date: May 28, 2004	By:	/s/ Michael K. Bresson
Michael K. Bresson
Executive Vice President – Administration,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 28, 2004, announcing the commencement of exchange offers that relate to an aggregate of $645 million of Apogent’s existing debt securities in connection with the proposed merger of Apogent and Fisher.

99.2	Press release dated May 28, 2004, announcing the commencement of a tender offer and consent solicitation for all of Apogent’s $250 million principal amount of 6 1/2 percent senior subordinated notes due 2013.